Exhibit 99.1

April 22, 2021

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5908

Alaska Air Group reports first quarter 2021 results

Financial Results:
•Reported a net loss for the first quarter of 2021 under Generally Accepted Accounting Principles (GAAP) of $131 million, or $1.05 per share, compared to a net loss of $232 million, or $1.89 per share in the first quarter of 2020.
•Reported a net loss for the first quarter of 2021, excluding CARES Act Payroll Support Program (PSP) wage offsets, special items and mark-to-market fuel hedge accounting adjustments, of $436 million, or $3.51 per share, compared to an adjusted net loss of $102 million or $0.83 per share, in the first quarter of 2020.
•Decreased adjusted net debt to $1.6 billion at March 31, 2021 from $1.7 billion at December 31, 2020.
•Reported a debt-to-capitalization ratio, including short-term borrowings related to COVID-19, of 62%.
•Held $3.5 billion in unrestricted cash and marketable securities as of March 31, 2021, and available total liquidity of $5.3 billion.
•Generated $167 million in operating cash flow in the first quarter, inclusive of PSP funding, bolstered by improved advance bookings for increased demand for air travel.

Operational Updates:
•Welcomed Ben Minicucci as Air Group CEO and Constance von Muehlen as Alaska COO.
•Formally joined the oneworld alliance on March 31 as the 14th member airline. Entry into the alliance transforms Alaska into a global airline, provides guests a seamless travel experience and increases the value of our loyalty and corporate travel offerings.
•Finalized a previously announced amendment to the existing aircraft purchase agreement with Boeing to expand our total 737-9 MAX firm deliveries to 68 between 2021 and 2024, inclusive of 13 leased aircraft.
•Took delivery of four 737-9 MAX aircraft during the first quarter.
•Announced 12 new routes during the first quarter, aimed at offering our guests greater connectivity to and from West Coast destinations.
•Announced plans to open a new Alaska Lounge in Terminal 2 of San Francisco International Airport.
•Issued early recall notices to nearly 350 Alaska pilots on extended leaves to prepare for capacity growth.

Liquidity Updates:
•Received $546 million through a combination of grants and loans from the U.S. Treasury under an extension of the PSP, and anticipate a supplemental payment of $80 million in late April.

•Received notification from the U.S. Treasury that Alaska, Horizon and McGee are eligible to obtain an additional $584 million in incremental payroll support funding under a third round of the PSP.
•Extended maturity of the 364-day Senior Secured Term Loan previously due to expire in March 2021 to March 2022, and in conjunction funded an incremental $54 million.

Sustainability Updates:
•Published 2020 LIFT Sustainability Report including final data on our 2020 sustainability goals and Sustainable Accounting Standards Board disclosure, and shared new 2025 goals related to Environmental Social Governance.
•Announced specific commitments for diversity, equity, and inclusion to increase diverse leadership representation, cultivate an inclusive culture, and to continue supporting education.
•Set a course for net-zero carbon emissions by 2040, with 2025 milestone goals to be the most fuel-efficient U.S. airline, maintain carbon neutral growth, and cut ground service equipment climate emissions by 50%. As part of the net-zero commitment, joined The Climate Pledge alongside Amazon and other major businesses.
•Announced a memorandum of understanding with SkyNRG focused on increasing the supply and production of sustainable aviation fuel from municipal solid waste and other waste streams, especially in the western United States.

Alaska Air Group Inc. today reported a first quarter 2021 GAAP net loss of $131 million, or $1.05 per share, compared to a net loss of $232 million, or $1.89 per share in the first quarter of 2020. Excluding the impact of payroll support program wage offsets, special items and mark-to-market fuel hedge adjustments, the company reported an adjusted net loss of $436 million, or $3.51 per diluted share, compared to an adjusted net loss of $102 million, or $0.83 per diluted share in 2020.
    "This has been a long road, and I want to thank the employees at Alaska and Horizon for providing great guest service and everything they've done to get through the last challenging year and help us achieve positive cash flow in March," said CEO Ben Minicucci. "We're a big company, but still small enough that each person's work makes a difference. We're now laser focused on a return to profitability and growth, with aggressive cost control, optimal productivity across all our work groups, and the operational and financial discipline that Alaska is known for."
    The following table reconciles the company's reported GAAP net loss per share (EPS) for the three months ended March 31, 2021 and 2020 to adjusted amounts.

	Three Months Ended March 31,
	2021		2020
(in millions, except per-share amounts)	Dollars	EPS	Dollars	EPS
GAAP net loss per share	$(131)	$(1.05)	$(232)	$(1.89)
Payroll support program wage offset	(411)	(3.31)	—	—
Mark-to-market fuel hedge adjustments	(22)	(0.18)	9	0.07
Special items - impairment charges and other	18	0.14	160	1.30
Special items - restructuring charges	11	0.09	—	—
Special items - merger-related costs	—	—	3	0.03
Income tax effect of reconciling items above	99	0.80	(42)	(0.34)
Non-GAAP adjusted net loss per share	$(436)	$(3.51)	$(102)	$(0.83)

    Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the first quarter results will be streamed online at 8:30 a.m. PDT on April 22, 2021. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as "Alaska" and "Horizon," respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners serve more than 115 destinations across the United States and to Mexico, Canada and Costa Rica. The airline emphasizes Next-Level Care for its guests, along with providing low fares, award-winning customer service and sustainability efforts. On March 31,

2021, Alaska became the 14th member of oneworld. With the global alliance and our additional partners, our guests can travel to more than 1,000 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended March 31,
(in millions, except per-share amounts)	2021	2020		Change
Operating Revenues:
Passenger revenue	$659	$1,481		(56)%
Mileage Plan other revenue	94	109		(14)%
Cargo and other	44	46		(4)%
Total Operating Revenues	797	1,636		(51)%
Operating Expenses:
Wages and benefits	493	612		(19)%
Payroll support program wage offset	(411)	—		NM
Variable incentive pay	33	7		371%
Aircraft fuel, including hedging gains and losses	203	384		(47)%
Aircraft maintenance	81	115		(30)%
Aircraft rent	62	81		(23)%
Landing fees and other rentals	129	131		(2)%
Contracted services	51	72		(29)%
Selling expenses	33	55		(40)%
Depreciation and amortization	97	108		(10)%
Food and beverage service	23	49		(53)%
Third-party regional carrier expense	30	37		(19)%
Other	105	143		(27)%
Special items - impairment charges and other	18	160		(89)%
Special items - restructuring charges	11	—	.	NM
Special items - merger-related costs	—	3		(100)%
Total Operating Expenses	958	1,957		(51)%
Operating Loss	(161)	(321)		(50)%
Nonoperating Income (Expense):
Interest income	7	9		(22)%
Interest expense	(32)	(13)		146%
Interest capitalized	3	3		—%
Other - net	10	5		100%
Total Nonoperating Income (Expense)	(12)	4		NM
Loss Before Income Tax	(173)	(317)
Income tax benefit	(42)	(85)
Net Loss	$(131)	$(232)

Basic Loss Per Share:	$(1.05)	$(1.89)
Diluted Loss Per Share:	$(1.05)	$(1.89)

Shares Used for Computation:
Basic	124.299	122.818
Diluted	124.299	122.818

Cash dividend declared per share:	$—	$0.375

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2021	December 31, 2020
Cash and cash equivalents	$1,076	$1,370
Marketable securities	2,473	1,976
Total cash and marketable securities	3,549	3,346
Other current assets	735	660
Current assets	4,284	4,006
Property and equipment - net	6,144	6,211
Operating lease assets	1,423	1,400
Goodwill	1,943	1,943
Intangible assets - net	105	107
Other assets	363	379
Total assets	14,262	14,046

Air traffic liability	1,297	1,073
Current portion of long-term debt	1,246	1,138
Current portion of operating lease liabilities	271	290
Other current liabilities	1,948	1,792
Current liabilities	4,762	4,293
Long-term debt	2,325	2,357
Long-term operating lease liabilities	1,283	1,268
Other liabilities and credits	3,017	3,140
Shareholders' equity	2,875	2,988
Total liabilities and shareholders' equity	$14,262	$14,046

Debt-to-capitalization ratio, including operating leases	62%	61%

Number of common shares outstanding	124.442	124.218

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2021	March 31, 2020
Cash Flows from Operating Activities:
Net loss	$(131)	$(232)
Non-cash reconciling items	137	277
Changes in working capital	161	(12)
Net cash provided by (used in) operating activities	167	33

Cash Flows from Investing Activities:
Property and equipment additions	(27)	(119)
Other investing activities	(516)	(8)
Net cash provided by (used in) investing activities	(543)	(127)

Cash Flows from Financing Activities:	82	684

Net increase (decrease) in cash and cash equivalents	$(294)	$590
Cash, cash equivalents, and restricted cash at beginning of year	1,386	232
Cash, cash equivalents, and restricted cash at end of the period	$1,092	$822

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2021	2020	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	4,666	8,932	(47.8)%
RPMs (000,000) "traffic"	5,393	10,656	(49.4)%
ASMs (000,000) "capacity"	10,397	15,304	(32.1)%
Load factor	51.9%	69.6%	(17.7) pts
Yield	12.22¢	13.90¢	(12.1)%
RASM	7.67¢	10.69¢	(28.3)%
CASMex(b)	10.93¢	9.22¢	18.5%
Economic fuel cost per gallon(b)	$1.79	$1.93	(7.3)%
Fuel gallons (000,000)	126	194	(35.1)%
ASM's per gallon	82.4	78.9	4.4%
Average number of full-time equivalent employees (FTE)	17,140	22,473	(23.7)%
Mainline Operating Statistics:
Revenue passengers (000)	3,151	6,675	(52.8)%
RPMs (000,000) "traffic"	4,589	9,582	(52.1)%
ASMs (000,000) "capacity"	8,853	13,697	(35.4)%
Load factor	51.8%	70.0%	(18.2) pts
Yield	11.02¢	12.88¢	(14.4)%
RASM	7.11¢	10.05¢	(29.3)%
CASMex(b)	10.08¢	8.46¢	19.1%
Economic fuel cost per gallon(b)	$1.77	$1.92	(7.8)%
Fuel gallons (000,000)	98	163	(39.9)%
ASM's per gallon	90.3	84.0	7.5%
Average number of FTE's	12,473	16,818	(25.8)%
Aircraft utilization	8.5	10.1	(15.8)%
Average aircraft stage length	1,303	1,306	(0.2)%
Operating fleet(d)	201	225	(24) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	1,515	2,257	(32.9)%
RPMs (000,000) "traffic"	804	1,074	(25.1)%
ASMs (000,000) "capacity"	1,544	1,607	(3.9)%
Load factor	52.1%	66.8%	(14.7) pts
Yield	19.04¢	23.04¢	(17.4)%
RASM	10.84¢	16.09¢	(32.6)%
Operating fleet	94	94	— a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft permanently removed from operating service.

Given the unusual nature of 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2021 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2019 RESULTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2021	2019		Change
Passenger revenue	$659	$1,716		(62)%
Mileage plan other revenue	94	110		(15)%
Cargo and other	44	50		(12)%
Total operating revenues	$797	$1,876		(58)%

Operating expense, excluding fuel and special items	$1,137	$1,405		(19)%
Economic fuel	203	420		(52)%
Special items	(382)	26		NM
Total operating expenses	$958	$1,851		(48)%

Consolidated Operating Statistics(a):
Revenue passengers (000)	4,666	10,417		(55)%
RPMs (000,000) "traffic"	5,393	12,449		(57)%
ASMs (000,000) "capacity"	10,397	15,508		(33)%
Load Factor	51.9%	80.3%	(28.4)	pts
Yield	12.22¢	13.78¢		(11)%
RASM	7.67¢	12.10¢		(37)%
CASMex	10.93¢	9.06¢		21%
FTEs	17,140	21,832		(21)%
(a) 2019 comparative operating statistics have been recalculated using the information presented above, and as filed in our first quarter 2019 Form 10-Q

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$506	$153	$—	$—	$659	$—	$659
CPA revenues	—	—	104	(104)	—	—	—
Mileage Plan other revenue	80	14	—	—	94	—	94
Cargo and other	44	—	—	—	44	—	44
Total Operating Revenues	630	167	104	(104)	797	—	797
Operating Expenses
Operating expenses, excluding fuel	893	265	88	(109)	1,137	(382)	755
Economic fuel	174	52	—	(1)	225	(22)	203
Total Operating Expenses	1,067	317	88	(110)	1,362	(404)	958
Nonoperating Income (Expense)
Interest income	7	—	—	—	7	—	7
Interest expense	(27)	—	(5)	—	(32)	—	(32)
Interest capitalized	3	—	—	—	3	—	3
Other - net	10	—	—	—	10	—	10
Total Nonoperating Income (Expense)	(7)	—	(5)	—	(12)	—	(12)
Income (Loss) Before Income Tax	$(444)	$(150)	$11	$6	$(577)	$404	$(173)

	Three Months Ended March 31, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,234	$247	$—	$—	$1,481	$—	$1,481
CPA revenues	—	—	105	(105)	—	—	—
Mileage Plan other revenue	98	11	—	—	109	—	109
Cargo and other	44	—	—	2	46	—	46
Total Operating Revenues	1,376	258	105	(103)	1,636	—	1,636
Operating Expenses
Operating expenses, excluding fuel	1,159	269	92	(110)	1,410	163	1,573
Economic fuel	313	62	—	—	375	9	384
Total Operating Expenses	1,472	331	92	(110)	1,785	172	1,957
Nonoperating Income (Expense)
Interest income	14	—	—	(5)	9	—	9
Interest expense	(12)	—	(5)	4	(13)	—	(13)
Interest capitalized	3	—	—	—	3	—	3
Other - net	6	—	—	(1)	5	—	5
Total Nonoperating Income (Expense)	11	—	(5)	(2)	4	—	4
Income (Loss) Before Income Tax	$(85)	$(73)	$8	$5	$(145)	$(172)	$(317)

(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes payroll support program wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended March 31,
	2021		2020
Consolidated:
CASM	9.21	¢	12.79	¢
Less the following components:
Payroll support program wage offset (benefit)	(3.95)		—
Aircraft fuel, including hedging gains and losses	1.95		2.51
Special items - impairment charges and other(a)	0.17		1.04
Special items - restructuring charges(b)	0.11		—
Special items - merger-related costs	—		0.02
CASM excluding fuel and special items	10.93	¢	9.22	¢

Mainline:
CASM	8.07	¢	11.55	¢
Less the following components:
Payroll support program wage offset (benefit)	(4.06)		—
Aircraft fuel, including hedging gains and losses	1.72		2.35
Special items - impairment charges and other(a)	0.20		0.72
Special items - restructuring charges(b)	0.13		—
Special items - merger-related costs	—		0.02
CASM excluding fuel and special items	10.08	¢	8.46	¢
(a) Special items - impairment charges and other in the three months ended March 31, 2021 are primarily comprised of costs associated with leased aircraft that have been retired and removed from the operating fleet but not yet returned to the lessor.
(b) Special items - restructuring charges in the three months ended March 31, 2021 represent incremental cost for pilot incentive leaves as a result of delayed recalls from what was anticipated at December 31, 2020 due to training limitations and other factors.

Fuel Reconciliation
	Three Months Ended March 31,
	2021		2020
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$222	$1.77	$370	$1.91
Losses on settled hedges	3	0.02	5	0.02
Consolidated economic fuel expense	225	1.79	375	1.93
Mark-to-market fuel hedge adjustment	(22)	(0.18)	9	0.05
GAAP fuel expense	$203	$1.61	$384	$1.98
Fuel gallons	126		194

Debt-to-capitalization, adjusted for operating leases
(in millions)	March 31, 2021	December 31, 2020
Long-term debt, net of current portion	$2,325	$2,357
Capitalized operating leases	1,554	1,558
COVID-19 related borrowings(a)	788	734
Adjusted debt, net of current portion of long-term debt	4,667	4,649
Shareholders' equity	2,875	2,988
Total Invested Capital	$7,542	$7,637

Debt-to-capitalization ratio, including operating leases	62%	61%
(a) To best reflect our leverage we included the short-term borrowings stemming from the COVID-19 pandemic which are classified as current liabilities in the consolidated balance sheets.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization and special items
(in millions)	March 31, 2021	December 31, 2020
Current portion of long-term debt	$1,246	$1,138
Current portion of operating lease liabilities	271	290
Long-term debt, net of current portion	2,325	2,357
Long-term operating lease liabilities, net of current portion	1,283	1,268
Total adjusted debt	5,125	5,053
Less: Cash and marketable securities	(3,549)	(3,346)
Adjusted net debt	$1,576	$1,707

(in millions)	Twelve Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
GAAP Operating Loss(a)	$(1,615)	$(1,775)
Adjusted for:
Payroll support program grant wage offset and special items	(474)	71
Mark-to-market fuel hedge adjustments	(39)	(8)
Depreciation and amortization	409	420
Aircraft rent	280	299
EBITDAR	$(1,439)	$(993)

Adjusted net debt to EBITDAR	(1.1x)	(1.7x)
(a)Operating loss can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including the payroll support program wage offset, impairment and restructuring charges and merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations as we focus on cost-reduction initiatives emerging from the COVID-19 pandemic. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as the payroll support program wage offset, impairment and restructuring charges and merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile